EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES NOVEMBER CASH DISTRIBUTION

Dallas, Texas, November 17, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.172969 per unit, payable on December 12, 2003, to unitholders of record on November 28, 2003. The prior month distribution included a purchaser’s release of previously suspended revenue, increasing prior month oil volumes by approximately 7,000 Bbls of oil. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions:

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	24,100	221,000	$25.82	$5.08

Prior Month	32,300	234,000	$29.51	$5.18

For more information on the Trust, please visit our web site at www.crosstimberstrust.com

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Contact:	Nancy G. Willis
Assistant Vice President
Bank of America, N.A.
Toll Free – 877/228-5084
www.crosstimberstrust.com